Exhibit 99.3

Condensed Interim Consolidated Financial Statements

(Expressed in U.S. dollars)

Greenbrook TMS Inc.

Three and six months ended June 30, 2023 and 2022

(Unaudited)

NOTICE TO READER

Under National Instrument 51-102, Part 4, subsection 4.3(3)(a), if an auditor has not performed a review of the condensed interim consolidated financial statements, they must be accompanied by a notice to this effect. The accompanying unaudited condensed interim consolidated financial statements of Greenbrook TMS Inc. have been prepared by, and are the responsibility of management of Greenbrook TMS Inc.

Greenbrook TMS Inc.’s independent auditor has not audited, reviewed or otherwise attempted to verify the accuracy or completeness of the accompanying condensed interim consolidated financial statements. Readers are cautioned that these financial statements may not be appropriate for their intended purposes.

Greenbrook TMS Inc.

Condensed Interim Consolidated Balance Sheets

(Expressed in U.S. dollars, unless otherwise stated)

(Unaudited)

	June 30,	December 31,
	2023	2022
Assets
Current assets:
Cash	$1,078,347	$1,623,957
Restricted cash	1,000,000	1,000,000
Accounts receivable, net (note 19(b))	6,382,952	7,348,846
Prepaid expenses and other	3,839,633	2,520,676
Total current assets	12,300,932	12,493,479

Property, plant and equipment (note 6)	3,947,115	3,719,621
Intangible assets (note 7)	655,154	688,249
Goodwill	–	–
Finance right-of-use assets (note 8(a))	8,970,346	19,348,091
Operating right-of-use assets (note 8(b))	31,687,977	34,890,554
Total assets	$57,561,524	$71,139,994

Liabilities and Shareholders’ Deficit

Current liabilities:
Accounts payable and accrued liabilities (note 9)	$22,127,826	$20,271,624
Current portion of loans payable (note 10(a))	4,043,011	2,200,892
Current portion of finance lease liabilities (note 8(a))	3,718,595	6,532,175
Current portion of operating lease liabilities (note 8(b))	4,391,907	4,591,216
Current portion of shareholder loans (note 11)	2,426,001	46,995
Other payables (note 12)	457,719	629,381
Non-controlling interest loans (note 10(b))	98,943	94,136
Deferred and contingent consideration (note 13)	1,000,000	1,000,000
Total current liabilities	38,264,002	35,366,419

Loans payable (note 10(a))	62,950,055	51,017,743
Finance lease liabilities (note 8(a))	2,254,248	10,449,725
Operating lease liabilities (note 8(b))	28,573,160	31,352,506
Shareholder loans (note 11)	1,373,257	2,065,443
Total liabilities	133,414,722	130,251,836

Shareholders’ deficit:
Common shares (note 14)	120,259,624	114,120,362
Contributed surplus (note 15)	5,188,583	4,552,067
Deficit	(198,458,780)	(175,007,144)
Total shareholders’ deficit excluding non-controlling interest	(73,010,573)	(56,334,715)
Non-controlling interest (note 23)	(2,842,625)	(2,777,127)
Total shareholders’ deficit	(75,853,198)	(59,111,842)

Basis of preparation and going concern (note 2(a))
Contingencies (note 16)
Subsequent events (note 25)
Total liabilities and shareholders’ deficit	$57,561,524	$71,139,994

See accompanying notes to condensed interim consolidated financial statements.

Greenbrook TMS Inc.

Condensed Interim Consolidated Statements of Comprehensive Loss

(Expressed in U.S. dollars, unless otherwise stated)

(Unaudited)

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2023	2022	2023	2022
Revenue:
Service revenue	$17,690,449	$14,401,420	$36,994,910	$27,666,269

Expenses:
Direct center and patient care costs	13,504,507	8,875,985	27,262,727	17,439,237
Other regional and center support costs (note 24)	4,510,869	5,049,162	9,589,567	10,241,877
Depreciation (notes 6 and 8)	870,306	705,594	1,835,354	1,400,825
	18,885,682	14,630,741	38,687,648	29,081,939

Regional operating income (loss)	(1,195,233)	(229,321)	(1,692,738)	(1,415,670)

Center development costs	105,871	186,708	218,062	346,154
Corporate, general and administrative expenses (note 24)	8,140,490	5,612,617	15,419,061	10,736,235
Share-based compensation (note 15)	513,782	63,882	576,730	313,204
Amortization (note 7)	16,547	207,500	33,095	415,000
Interest expense	2,885,131	748,545	5,577,549	1,512,937
Interest income	(56)	(9,943)	(101)	(12,230)

Loss before income taxes	(12,856,998)	(7,038,630)	(23,517,134)	(14,726,970)
Income tax expense (note 18)	–	–	–	–
Loss for the period and comprehensive loss	$(12,856,998)	$(7,038,630)	$(23,517,134)	$(14,726,970)
Non-controlling interest (note 24)	(114,724)	56,449	(183,550)	(60,037)
Loss for the period and comprehensive loss attributable to Greenbrook	$(12,742,274)	$(7,095,079)	$(23,333,584)	$(14,666,933)

Net loss per share (note 22):
Basic	$(0.31)	$(0.40)	$(0.66)	$(0.82)
Diluted	(0.31)	(0.40)	(0.66)	(0.82)

See accompanying notes to condensed interim consolidated financial statements.

Greenbrook tms Inc.

Condensed Interim Consolidated Statements of Changes in Equity (Deficit)

(Expressed in U.S. dollars, unless otherwise stated)

(Unaudited)

					Non-	Total
	Common shares		Contributed		controlling	equity
Six months ended June 30, 2022	Number	Amount	surplus	Deficit	interest	(deficit)
Balance, December 31, 2021	17,801,885	$98,408,917	$4,204,280	$(87,332,687)	$(1,325,406)	$13,955,104
Net comprehensive loss for the period	–	–	–	(14,666,933)	(60,037)	(14,726,970)
Share-based compensation (note 15)	–	–	313,204	–	–	313,204
Distributions to non-controlling interest	–	–	–	–	(296,250)	(296,250)
Balance, June 30, 2022	17,801,885	$98,408,917	$4,517,484	$(101,999,620)	$(1,681,693)	$(754,912)

					Non-	Total
	Common shares		Contributed		controlling	equity
Six months ended June 30, 2023	Number	Amount	surplus	Deficit	interest	(deficit)
Balance, December 31, 2022	29,436,545	$114,120,362	$4,552,067	$(175,007,144)	$(2,777,127)	$(59,111,842)
Net comprehensive loss for the period	–	–	–	(23,333,584)	(183,550)	(23,517,134)
Share-based compensation (note 15)	–	–	576,730	–	–	576,730
Issuance of common shares (note 14)	11,363,635	6,139,262	–	–	–	6,139,262
Issuance of lender warrants	–	–	59,786	–	–	59,786
Acquisition of subsidiary non-controlling interest (note 23)	–	–	–	(118,052)	118,052	–
Balance, June 30, 2023	40,800,180	$120,259,624	$5,188,583	$(198,458,780)	$(2,842,625)	$(75,853,198)

See accompanying notes to condensed interim consolidated financial statements.

Greenbrook TMS Inc.

Condensed Interim Consolidated Statements of Cash Flows

(Expressed in U.S. dollars, unless otherwise stated)

(Unaudited)

	Six months ended
	June 30,	June 30,
	2023	2022
Cash provided by (used in)

Operating activities:
Loss for the period	$(23,517,134)	$(14,726,970)
Adjusted for:
Amortization	33,095	415,000
Depreciation	1,835,354	1,400,825
Operating lease expense	4,162,487	2,445,003
Interest expense	5,577,549	1,512,937
Interest income	(101)	(12,230)
Share-based compensation	576,730	313,204
Credit facility amendment fee (note 10(a))	1,000,000	–
Neuronetics Note non-cash transaction costs (note 10(a))	116,356	–
Gain on lender warrants	(6,567)	(43,098)
(Gain) loss on deferred share units	(122,854)	27,544
Gain on performance share units	(42,241)	(67,014)
Change in non-cash operating working capital:
Accounts receivable	965,894	801,480
Prepaid expenses and other	(1,318,957)	(834,744)
Accounts payable and accrued liabilities	6,037,826	5,159,227
Interest paid	(2,517,030)	(1,348,737)
Interest received	101	12,230
Payment of operating lease liabilities	(5,032,914)	(2,407,214)
	(12,252,406)	(7,352,557)
Financing activities:
Net proceeds on issuance of common shares (note 14)	6,139,262	–
Financing costs incurred	(584,784)	–
Loans payable advanced (note 10(a))	6,000,000	–
Loans payable and promissory notes repaid (note 10(a))	(84,665)	(98,771)
Promissory notes advanced (note 10(a) and note 11)	1,750,000	–
Principal repayment of finance lease liabilities	(1,509,134)	(1,895,057)
Net non-controlling interest loans advanced	4,807	4,351
Distribution to non-controlling interest	–	(296,250)
	11,715,486	(2,285,727)
Investing activities:
Decrease in restricted cash	–	250,000
Deferred and contingent consideration paid (note 13)	–	(250,000)
Purchase of property, plant and equipment	(8,690)	–
	(8,690)	–

Increase (decrease) in cash	(545,610)	(9,638,284)
Cash, beginning of period	1,623,957	10,699,679
Cash, end of period	$1,078,347	$1,061,395

See accompanying notes to condensed interim consolidated financial statements.

Greenbrook TMS Inc.

Notes to Condensed Interim Consolidated Financial Statements

(Expressed in U.S. dollars, unless otherwise stated)

Three and six months ended June 30, 2023 and 2022

(Unaudited)

1.	Reporting entity:

Greenbrook TMS Inc. (the “Company”), an Ontario corporation along with its subsidiaries, controls and operates a network of outpatient mental health services centers that specialize in the provision of Transcranial Magnetic Stimulation (“TMS”) therapy and other treatment modalities for the treatment of depression and related psychiatric services.

Our head and registered office is located at 890 Yonge Street, 7th Floor, Toronto, Ontario, Canada, M4W 3P4. Our United States corporate headquarters is located at 8401 Greensboro Drive, Suite 425, Tysons Corner, Virginia, USA, 22102.

2.	Basis of preparation:

(a)	Going concern:

These condensed interim consolidated financial statements for the three and six months ended June 30, 2023 have been prepared in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP") and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) and the basis of presentation outlined in note 2(b) on the assumption that the Company is a going concern and will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business.

The Company has experienced losses since inception and has negative cash flow from operating activities of $12,252,406 for the six months ended June 30, 2023 ($7,352,557 – six months ended June 30, 2022). The Company’s cash balance, excluding restricted cash, as at June 30, 2023 was $1,078,347 ($1,623,957 as at December 31, 2022) and negative working capital as at June 30, 2023 was $25,941,277 (negative working capital of $25,473,544 as at December 31, 2022).

On December 31, 2020, the Company entered into a credit and security agreement, which was amended on October 29, 2021, for a $30,000,000 secured credit facility (the “Oxford Credit Facility”) with Oxford Finance LLC (“Oxford”). The Oxford Credit Facility funded the $15,000,000 term loan at closing on December 31, 2020. On July 14, 2022, the Company entered into a credit agreement (the “Madryn Credit Agreement”) for a $75,000,000 secured credit facility (the “Madryn Credit Facility”) with Madryn Asset Management, LP (“Madryn”) and its affiliated entities. Upon closing of the Madryn Credit Facility, the Company drew a $55,000,000 term loan under the Madryn Credit Facility. In addition, the Madryn Credit Facility permits the Company to draw up to an additional $20,000,000 in a single draw at any time on or prior to December 31, 2024 for purposes of funding future mergers and acquisition activity. On July 14, 2022, the Company used $15,446,546 of the proceeds from the Madryn Credit Facility to repay in full the outstanding balance owing under the Oxford Credit Facility and also used $15,154,845 of the proceeds from the Madryn Credit Facility to repay various loans previously held by Success TMS (as defined below).

Greenbrook TMS Inc.

Notes to Condensed Interim Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise stated)

Three and six months ended June 30, 2023 and 2022

(Unaudited)

2.	Basis of preparation (continued):

During the six months ended June 30, 2023, the Company received an aggregate of $7,750,000 in debt financings from Madryn, certain significant shareholders and management of the Company, in order to satisfy short-term cash requirements, and the amendments to the Madryn Credit Facility were also effected to amend the Company’s minimum liquidity covenant. See note 10 and note 11.

The terms of the Madryn Credit Facility require the Company to satisfy various financial covenants including a minimum liquidity and minimum consolidated revenue amounts that became effective on July 14, 2022 and September 30, 2022, respectively. A failure to comply with these covenants, or failure to obtain a waiver for any non-compliance, would result in an event of default under the Madryn Credit Agreement and would allow Madryn to accelerate repayment of the debt, which could materially and adversely affect the business, results of operations and financial condition of the Company. On February 21, 2023, March 20, 2023, June 14, 2023, July 3, 2023, July 14, 2023 and August 1, 2023, the Company received waivers from Madryn with respect to the Company’s non-compliance with the minimum liquidity covenant which has been extended to August 15, 2023. As at June 30, 2023, the Company was in compliance with the financial covenants of the Madryn Credit Agreement, as amended.

On March 23, 2023, the Company completed a non-brokered private placement (“Private Placement”), for aggregate gross proceeds to the Company of approximately $6,250,000. The Private Placement included investments by Madryn, together with certain of the Company’s other major shareholders, including Greybrook Health Inc. (“Greybrook Health”) and affiliates of Masters Special Situations LLC (“MSS”). See note 14.

On July 13, 2023, the Company entered into a purchase agreement (the “Alumni Purchase Agreement”) with Alumni Capital LP (“Alumni”). The Alumni Purchase Agreement provides equity line financing for sales from time to time of up to $4,458,156 of common shares. Subsequent to June 30, 2023, the Company has issued an aggregate of 1,461,538 Purchase Shares (as defined below) under the Alumni Purchase Agreement for gross proceeds of $403,024. See note 25.

Greenbrook TMS Inc.

Notes to Condensed Interim Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise stated)

Three and six months ended June 30, 2023 and 2022

(Unaudited)

2.	Basis of preparation (continued):

On August 1, 2023, the Company received an aggregate of $3,000,000 in debt financings from Madryn and Greybrook Health in order to satisfy the Company’s short-term cash requirements. See note 25.

Although the Company believes it will become cash flow positive in the future, the timing of this is uncertain and is also dependent on the execution of the Restructuring Plan (as defined below) (see note 24). The Company will require additional financing in order to fund its operating and investing activities, including making timely payments to certain vendors, landlords, lenders (including shareholders) and similar other business partners. The delay in such payments may result in potential defaults under the terms of the agreements the Company has with various parties. As such, additional financing is required in order for the Company to repay its short-term obligations. The Company has historically been able to obtain financing from supportive shareholders, its lenders and other sources when required; however, the Company may not be able to access further equity or debt financing when needed. As such, there can be no assurance that the Company will be able to obtain additional liquidity when needed or under acceptable terms, if at all. If additional financing is not obtained, the Company will need to obtain additional amendments from Madryn in order to remain compliant with the covenants or waivers from Madryn to waive its rights to accelerate repayment of the debt; however, there can be no assurances that such amendments or waivers will be obtained.

The existence of the above-described conditions indicate substantial doubt as to the Company’s ability to continue as a going concern as at June 30, 2023.

These condensed interim consolidated financial statements do not reflect adjustments that would be necessary if the going concern assumptions were not appropriate. If the going concern basis was not appropriate for these condensed interim consolidated balance sheets, then adjustments would be necessary to the carrying value of assets and liabilities, the reported expenses, and the condensed interim consolidated balance sheets classification used, and these adjustments may be material.

Greenbrook TMS Inc.

Notes to Condensed Interim Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise stated)

Three and six months ended June 30, 2023 and 2022

(Unaudited)

2.	Basis of preparation (continued):

(b)	Basis of measurement:

These condensed interim consolidated financial statements have been prepared on a historic cost basis except for financial instruments classified as fair value through profit or loss, which are stated at their fair value. Other measurement bases are described in the applicable notes.

Presentation of the condensed interim consolidated balance sheet differentiates between current and non-current assets and liabilities. The condensed interim consolidated statements comprehensive loss are presented using the function classification of expense.

Regional operating income (loss) presents regional operating income (loss) on an entity-wide basis and is calculated as total service revenue less direct center and patient care costs, other regional and center support costs, and depreciation. These costs encapsulate all costs (other than incentive compensation such as share-based compensation granted to senior regional employees) associated with the center and regional management infrastructure, including the cost of the delivery of TMS treatments to patients and the cost of the Company’s regional patient acquisition strategy.

3.	Material accounting policies:

These condensed interim consolidated financial statements have been prepared using the material accounting policies consistent with those applied in the Company’s December 31, 2022 audited consolidated financial statements.

4.	Recent accounting pronouncements:

Recent accounting pronouncements adopted:

The SEC has issued the following amendments to the existing standards that became effective for periods beginning on or after January 1, 2023:

(i)	Accounting Standards Update 2023-07—Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments were adopted on January 1, 2023.

Greenbrook TMS Inc.

Notes to Condensed Interim Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise stated)

Three and six months ended June 30, 2023 and 2022

(Unaudited)

4.	Recent accounting pronouncements (continued):

The adoption of the amendments to the existing standards did not have a material impact on these consolidated financial statements.

The SEC has issued the following amendment to the existing standard that will become effective for periods beginning on or after January 1, 2024:

(i)	Accounting Standards Update 2023-09—Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This standard introduces improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information.

5.	Business acquisition:

Acquisition of Success TMS:

On July 14, 2022, the Company, through its wholly-owned U.S. subsidiary, TMS NeuroHealth Centers Inc., completed the acquisition of all of the issued and outstanding equity interests in Check Five LLC, a Delaware limited liability company (doing business as “Success TMS”) (“Success TMS”) from its parent company, Success Behavioral Holdings LLC (the “Success TMS Acquisition”) pursuant to a Membership Interest Purchase Agreement dated as of May 15, 2022, by and among the Company, Success TMS and its direct and indirect owners, including Success Behavioral Holdings, LLC, Theragroup LLC, The Bereke Trust U/T/A Dated 2/10/03, Batya Klein and Benjamin Klein (collectively, the “Seller Parties”).

As consideration for the purchase of Success TMS, the Seller Parties received, in the aggregate, 8,725,995 common shares of the Company valued at $11,783,584, and an additional 2,908,665 common shares of the Company, valued at $3,927,861, have been held back and deposited with an escrow agent, to be released to Benjamin Klein or the Company, as applicable, upon satisfaction of customary working capital and certain other adjustments, including to satisfy any indemnity claims against the Seller Parties.

The purchase price consideration was determined based on the pro forma revenue contribution of the two companies and was fixed at an amount equal to approximately 40% of the total issued and outstanding common shares of the Company on a post-acquisition basis and subject to adjustments, as described above.

The Success TMS Acquisition represented the addition of 47 new Treatment Centers (as defined below), with a new presence in additional states, including Illinois, New Jersey, Nevada and Pennsylvania.

Greenbrook TMS Inc.

Notes to Condensed Interim Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise stated)

Three and six months ended June 30, 2023 and 2022

(Unaudited)

5.	Business acquisitions (continued):

The Success TMS Acquisition was accounted for using the acquisition method of accounting. The allocation of the purchase price consideration for the Success TMS Acquisition is finalized, and is comprised as follows:

Purchase consideration

Share issuance	$11,783,584
Share issuance, held in escrow	3,927,861
15,711,445
Net assets acquired
Cash acquired	688,958
Accounts receivable, net	3,728,255
Prepaid expenses and other	804,416
Property, plant and equipment	829,049
Software	363,424
Management services agreements	15,850,000
Finance right-of-use assets	7,314,499
Operating right-of-use assets	16,336,366
Accounts payable and accrued liabilities	(4,890,405)
Deferred grant income	(225,559)
Loans payable	(14,836,324)
Shareholder loan	(2,078,979)
Finance lease liabilities	(7,314,499)
Operating lease liabilities	(16,185,975)
383,226
Goodwill	$15,328,219

As part of the Success TMS Acquisition, the Company acquired five management services agreements (the “Success TMS MSAs”) between Success TMS and professional entities owned by Success TMS physicians, under which it provides management, administrative, financial and other services in exchange for a fee. The Success TMS MSAs are the key intangible assets identified as part of the Success TMS Acquisition and drives the value of the business. The Success TMS MSAs are valued using the multi-period excess earnings method. The multi-period excess earnings method considers the present value of net cash flows expected to be generated by the Success TMS MSAs by excluding any cash flows related to contributory assets.

Goodwill is primarily attributable to the ability to expand the Company’s national footprint and the synergies expected to result from combining Success TMS’ operations with the Company, and is allocated to the Success TMS cash generating unit. Goodwill is deductible for tax purposes.

Greenbrook TMS Inc.

Notes to Condensed Interim Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise stated)

Three and six months ended June 30, 2023 and 2022

(Unaudited)

6.	Property, plant and equipment:

	Furniture and	Leasehold
	equipment	improvements	TMS devices	Total
Cost

Balance, December 31, 2022	$115,604	$344,336	$4,656,273	$5,116,213
Additions	-	8,690	630,189	638,879
Balance, June 30, 2023	$115,604	$353,026	$5,286,462	$5,755,092

Accumulated depreciation

Balance, December 31, 2022	$103,474	$95,541	$1,197,577	$1,396,592
Depreciation	11,560	30,005	369,820	411,385
Balance, June 30, 2023	$115,034	$125,546	$1,567,397	$1,807,977

Net book value

Balance, December 31, 2022	$12,130	$248,795	$3,458,696	$3,719,621
Balance, June 30, 2023	570	227,480	3,719,065	3,947,115

7.	Intangible assets:

	Management	Covenants not
	services agreements	to compete	Software	Total
Cost

Balance, December 31, 2022	$2,792,178	$355,238	$39,646	$3,187,062
Additions	-	-	-	-
Balance, June 30, 2023	$2,792,178	$355,238	$39,646	$3,187,062

Accumulated amortization

Balance, December 31, 2022	$2,119,306	$339,861	$39,646	$2,498,813
Amortization	28,666	4,429	-	33,095
Balance, June 30, 2023	$2,147,972	$344,290	$39,646	$2,531,908

Net book value

Balance, December 31, 2022	$672,872	$15,377	$–	$688,249
Balance, June 30, 2023	644,206	10,948	–	655,154

Greenbrook TMS Inc.

Notes to Condensed Interim Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise stated)

Three and six months ended June 30, 2023 and 2022

(Unaudited)

8.	Right-of-use assets and lease liabilities:

The Company enters into lease agreements related to TMS devices and mental health treatment centers (“Treatment Centers”). These lease agreements range from one year to seven years in length.

Right-of-use assets are initially measured at cost, which is comprised of the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred.

Lease liabilities have been measured by discounting future lease payments using a rate implicit in the lease or the Company’s incremental borrowing rate. The Company’s incremental borrowing rate during the period ended June 30, 2023 is 12% (December 31, 2022 – 12%).

(a)	Finance leases:

Finance leases include lease agreements relating to TMS devices.

June 30,
2023
Finance right-of-use assets, beginning of the year	$19,348,091
Impact of lease additions, disposals and/or modifications	(8,323,587)
Exercise of buy-out options into property, plant and equipment	(630,189)
Depreciation on right-of-use assets	(1,423,969)

Finance right-of-use assets, end of the period	$8,970,346

Greenbrook TMS Inc.

Notes to Condensed Interim Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise stated)

Three and six months ended June 30, 2023 and 2022

(Unaudited)

8.	Right-of-use assets and lease liabilities (continued):

June 30,
2023
Finance lease liabilities, beginning of the year	$16,981,900
Impact of lease additions, disposals and/or modification	(8,372,212)
Interest expense on lease liabilities	494,961
Payments of lease liabilities	(3,131,806)

Finance lease liabilities, end of the period	$5,972,843

Less current portion of finance lease liabilities	3,718,595

Long term portion of finance lease liabilities	$2,254,248

During the current period, certain device leases were amended from a fixed fee arrangement to a variable fee arrangement and the Company re-assessed the renewal option relating to certain device leases and concluded that it is not probable that the renewal options under those leases will be exercised, which resulted in a decrease in ROU asset and liability. In addition, certain facility leases were modified or disposed as a result of the Restructuring Plan. See note 10(iv) and note 24(a).

(b)	Operating leases:

Operating leases include lease agreements relating to Treatment Centers.

June 30,
2023
Operating right-of-use assets, beginning of the year	$34,890,554
Impact of lease additions, disposals and/or modifications	(769,370)
Impairment of right-of-use assets	–
Right-of-use asset lease expense	(2,433,207)

Operating right-of-use assets, end of the period	31,687,977

Greenbrook TMS Inc.

Notes to Condensed Interim Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise stated)

Three and six months ended June 30, 2023 and 2022

(Unaudited)

8.	Right-of-use assets and lease liabilities (continued):

June 30,
2023
Operating lease liabilities, beginning of the year	$35,943,722
Impact of lease additions, disposals and/or modifications	(647,678)
Lease liability expense	1,729,280
Payments of lease liabilities	(4,060,257)

Operating lease liabilities, end of the period	32,965,067

Less current portion of operating lease liabilities	4,391,907

Long term portion of operating lease liabilities	$28,573,160

9.	Accounts payable and accrued liabilities:

The accounts payable and accrued liabilities are as follows:

	June 30,	December 31,
	2023	2022
Accounts payable	$18,560,582	$16,808,558
Accrued liabilities	3,567,244	3,463,066
Total	$22,127,826	$20,271,624

Greenbrook TMS Inc.

Notes to Condensed Interim Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise stated)

Three and six months ended June 30, 2023 and 2022

(Unaudited)

10.	Loans payable:

(a)	Borrowings:

	TMS
	Device	Credit	Promissory	Neuronetics
	Loans (i)	Facility (ii)	notes (iii)	Note (iv)	Total
Short Term	$105,066	$2,306,151	$31,794	$1,600,000	$4,043,011
Long Term	19,041	58,322,730	208,284	4,400,000	62,950,055
Total, net	$124,107	$60,628,881	$240,078	$6,000,000	$66,993,066
Unamortized capitalized financing costs	–	2,366,251	–	–	2,366,251
Total, June 30, 2023	$124,107	$62,995,132	$240,078	$6,000,000	$69,359,317

(i)	TMS Device Loans:

During the year ended December 31, 2022, the Company assumed loans as part of the Success TMS Acquisition from three separate financing companies for the purchase of TMS devices. These TMS device loans bear an average interest rate of 9.3% with average monthly blended interest and capital payments of $1,538 and mature during the years ending December 31, 2023 to December 31, 2025. There are no covenants associated with these loans.

During the six months ended June 30, 2023, the Company repaid TMS device loans totalling $84,665 (June 30, 2022 – $23,771).

(ii)	Credit Facility:

On July 14, 2022, the Company entered into the Madryn Credit Agreement in respect of the Madryn Credit Facility. The Madryn Credit Facility provided the Company with a $55,000,000 term loan (the “Existing Loan”) that was funded at closing on July 14, 2022, with an option to draw up to an additional $20,000,000 in a single draw at any time on or prior to December 31, 2024 for the purposes of funding future mergers and acquisition activity. As at December 31, 2022, all amounts borrowed under the Madryn Credit Facility bore interest at a rate equal to the three-month London Interbank Offered Rate (“LIBOR”) plus 9.0%, subject to a minimum three-month LIBOR floor of 1.5%. The Madryn Credit Facility matures over 63 months and provides for four years of interest-only payments. The initial principal balance of $55,000,000 is due in five equal 3 month installments beginning on September 30, 2026. The Company has granted general security over all assets of the Company in connection with the performance and prompt payment of all obligations of the Madryn Credit Facility.

Greenbrook TMS Inc.

Notes to Condensed Interim Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise stated)

Three and six months ended June 30, 2023 and 2022

(Unaudited)

10.	Loans payable (continued):

On February 1, February 21, March 20 and March 24, 2023, the Company entered into amendments to the Madryn Credit Facility, whereby Madryn extended four additional tranches of debt financing to the Company in an aggregate principal amount of $6,000,000, each of which were fully funded at closing of the applicable tranche (the “New Loans”). The terms and conditions of the New Loans are consistent with the terms and conditions of the Existing Loan.

In addition, the Madryn Credit Facility was amended on February 21, 2023 to provide that, commencing March 31, 2023, all advances under the Madryn Credit Facility (including the New Loans) will cease to accrue interest using the LIBOR benchmark and instead will accrue interest at a rate equal to 9.0% plus the 3-month Term Secured Overnight Financing Rate (“SOFR”) benchmark (subject to a floor of 1.5%) plus 0.10%.

The carrying amount of the Madryn Credit Facility as at June 30, 2023 is $60,628,881 (December 31, 2022 – $52,850,965). Financing costs of $3,307,459 were incurred and are deferred over the term of the Madryn Credit Facility, of which $233,000 was incurred during the six month period associated with the various amendments. Amortization of deferred financing costs for the three and six months ended June 30, 2023 were $164,362 and $318,166, respectively (June 30, 2022 – nil and nil, respectively) at an effective interest rate of 1.10% (December 31, 2022 – 1.14%) and were included in interest expense.

In accordance with the terms of the Madryn Credit Agreement, the Company has issued conversion instruments (each, a “Conversion Instrument”) to Madryn and certain of its affiliated entities that provide the holders thereof with the option to convert up to $5,000,000 of the outstanding principal amount of the Madryn Credit Facility into common shares of the Company at a price per share equal to $1.90, subject to customary anti-dilution adjustments. The instrument is convertible into up to 2,631,579 common shares. The conversion instruments have been recorded utilizing the no proceeds allocated method, which results in all proceeds allocated to the financial liability.

The terms of the Madryn Credit Agreement require the Company to satisfy various affirmative and negative covenants and to meet certain financial tests, including but not limited to, consolidated minimum revenue and minimum liquidity covenants.

Greenbrook TMS Inc.

Notes to Condensed Interim Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise stated)

Three and six months ended June 30, 2023 and 2022

(Unaudited)

10.	Loans payable (continued):

In addition, the Madryn Credit Agreement contains affirmative and negative covenants that limit, among other things, the Company’s ability to incur additional indebtedness outside of what is permitted under the Madryn Credit Agreement, create certain liens on assets, declare dividends and engage in certain types of transactions. The Madryn Credit Agreement also includes customary events of default, including payment and covenant breaches, bankruptcy events and the occurrence of a change of control. The Madryn Credit Facility also requires the Company to deliver to Madryn annual audited financial statements that do not contain any going concern note, however the Company has obtained waivers from Madryn with respect to such obligation for fiscal 2022.

On June 14, 2023, the Company received a waiver from Madryn under the Madryn Credit Agreement to temporarily reduce the Company’s minimum liquidity covenant. As consideration for the waiver, Madryn received an amendment fee in the amount of $1,000,000, which fee was paid-in-kind by adding such this amount to the outstanding principal balance of the loan and was recorded in corporate, general and administrative expenses. As at June 30, 2023, the Company was in compliance with the financial covenants (as amended on June 14, 2023) under the Madryn Credit Agreement.

Pursuant to the Private Placement completed on March 23, 2023, Madryn is now also a shareholder of the Company. See note 14.

(iii)	Promissory notes:

On July 14, 2022, the Company assumed two promissory notes in connection with the Success TMS Acquisition totaling $200,000. The promissory notes bear interest at a rate of 5% per annum and have a maturity date of December 31, 2025. Upon acquisition, the two promissory notes were fair valued using an interest rate of 12%.

On February 3, 2023, the Company issued promissory notes to officers of the Company in an aggregate amount of $60,000. The promissory notes bear interest at a rate consistent with the Madryn Credit Facility and mature on the earlier of September 30, 2027, at the election of the noteholders upon a change of control, upon the occurrence of an event of default and acceleration by the noteholders, or the date on which the loans under the Madryn Credit Facility are repaid.

Greenbrook TMS Inc.

Notes to Condensed Interim Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise stated)

Three and six months ended June 30, 2023 and 2022

(Unaudited)

10.	Loans payable (continued):

The carrying value of the promissory notes as at June 30, 2023 is $240,078 (December 31, 2022 – $166,325). Interest expense for the three and six months ended June 30, 2023 was $7,373 and $13,753, respectively (three and six months ended June 30, 2022 – nil and nil, respectively). During the three and six months ended June 30, 2023, the Company repaid promissory notes totalling nil and nil, respectively (three and six months ended June 30, 2022 – nil and nil, respectively).

(iv)	Neuronetics Note:

On March 31, 2023, the Company entered into an agreement with Neuronetics, Inc. (“Neuronetics”) to convert the Company’s outstanding account balance payable to Neuronetics of $5,883,644, together with Neuronetics’ out-of-pocket financing costs, into a $6,000,000 secured promissory note (the “Neuronetics Note”). All amounts borrowed under the Neuronetics Note will bear interest at a rate of SOFR plus 7.65%.

Pursuant to the terms of the Neuronetics Note, in the event of default under the Neuronetics Note, the Company will be required to issue common share purchase warrants (the “Neuronetics Warrants”) to Neuronetics equal to (i) 200% of the unpaid amount of any delinquent amount or payment due and payable under the Neuronetics Note, together with all outstanding and unpaid accrued interest, fees, charges and costs, divided by (ii) the exercise price of the Neuronetics Warrants, which will represent a 20% discount to the 30-day volume-weighted average closing price of the Company’s common shares traded on Nasdaq prior to the date of issuance (subject to any limitations required by Nasdaq). Under the Neuronetics Note, the Company has granted Neuronetics a security interest in all of the Company’s assets.

In connection with the entry into the Neuronetics Note, the Company concurrently entered into an amendment to the Madryn Credit Agreement pursuant to which the Company is permitted to incur the indebtedness under the Neuronetics Note.

The carrying value of the Neuronetics Note as at June 30, 2023 is $6,000,000 (December 31, 2022 – nil). Interest expense for the three and six months ended June 30, 2023 was $190,075 and $190,075, respectively (three and six months ended June 30, 2022 – nil and nil, respectively). During the three and six months ended June 30, 2023, the Company repaid promissory notes totalling nil and nil, respectively (three and six months ended June 30, 2022 – nil and nil, respectively).

Greenbrook TMS Inc.

Notes to Condensed Interim Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise stated)

Three and six months ended June 30, 2023 and 2022

(Unaudited)

10.	Loans payable (continued):

(b)	Non-controlling interest loans:

	June 30,	December 31,
	2023	2022
Non-controlling interest loans	$98,943	$94,136

The non-controlling interest holder partners of the Company, from time to time, provide additional capital contributions in the form of capital loans to the Company’s subsidiaries. These loans bear interest at a rate of 10%, compounded on a monthly basis. The loans are unsecured and are repayable subject to certain liquidity and solvency requirements and are classified as current liabilities.

11.	Shareholder loans:

(a)	2022 Promissory Note:

On July 14, 2022, in connection with the Success TMS Acquisition, the Company assumed the obligation of Success TMS to repay a promissory note (the “2022 Promissory Note”) to Benjamin Klein, who is a significant shareholder of the Company. The 2022 Promissory Note totals $2,090,264 and bears interest at a rate of 10% per annum and matures on May 1, 2024. Upon acquisition, the 2022 Promissory Note was fair valued using an interest rate of 12%. The carrying value of the 2022 Promissory Note at June 30, 2023 is $2,124,584 (December 31, 2022 – $2,112,438).

(b)	2023 Promissory Notes:

On February 3, 2023, the Company issued promissory notes (the “2023 Promissory Notes”) to certain shareholders of the Company in an aggregate amount of $1,690,000. The 2023 Promissory Notes bear interest at a rate consistent with the Madryn Credit Facility and mature on the earlier of September 30, 2027, at the election of the noteholders upon a change of control, upon the occurrence of an event of default and acceleration by the noteholders, or the date on which the loans under the Madryn Credit Facility are repaid.

Financing costs of $30,000 were incurred and are deferred over the term of the 2023 Promissory Notes. Amortization of deferred financing costs for the three and six months ended June 30, 2023 were $1,110 and $1,772, respectively (three and six months ended June 30, 2022 – nil and nil, respectively) and were included in interest expense.

Greenbrook TMS Inc.

Notes to Condensed Interim Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise stated)

Three and six months ended June 30, 2023 and 2022

(Unaudited)

11.	Shareholder loans (continued):

On February 28, 2023, the Company issued a promissory note to Greybrook Health, who is a significant shareholder of the Company. The promissory note totals $1,000,000 and bears interest at a rate consistent with the Madryn Credit Facility and matures on the earlier of September 30, 2027, at the election of the noteholder upon a change of control, upon the occurrence of an event of default and acceleration by the noteholder, or the date on which the loans under the Madryn Credit Facility are repaid. In conjunction with the issuance of the unsecured note to Greybrook Health, the Company granted Greybrook Health an option to convert up to $1,000,000 of the outstanding principal amount of the note held by Greybrook Health into common shares of the Company at a conversion price per share equal to 85.0% of the volume-weighted average trading price of the common shares of the Company on the Nasdaq for the five trading days immediately preceding the date of conversion, subject to customary anti-dilution adjustments and conversion limitations required by Nasdaq. As additional consideration for the Greybrook Health promissory note issued on February 28, 2023, the Company issued 135,870 common share purchase warrants to Greybrook Health, each exercisable for one common share of the Company at an exercise price of $1.84 per common share, subject to customary anti-dilution adjustments, expiring on February 28, 2028. There is a cashless exercise option associated with the warrants, available to Greybrook Health.

On February 28, 2023, the fair value of the lender warrants at grant date was $63,587. Per ASC 815, the lender warrants meet the applicable criteria to qualify for equity classification. The warrants are initially recognized according to their relative fair value as compared to the host financial liability. The relative fair value of the lender warrants on the date of inception has been deducted from the carrying value of the promissory note as a financing cost.

Financing costs of $70,562 were incurred and are deferred over the term of the promissory note. Amortization of deferred financing costs and deferred loss for the three and six months ended June 30, 2023 were $2,887 and $3,674, respectively (three and six months ended June 30, 2022 – nil and nil, respectively) and were included in interest expense. The carrying value of the 2023 Promissory Notes at June 30, 2023 is $1,683,723 (December 31, 2022 – $2,112,438).

Greenbrook TMS Inc.

Notes to Condensed Interim Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise stated)

Three and six months ended June 30, 2023 and 2022

(Unaudited)

11.	Shareholder loans (continued):

Interest expense for the three and six months ended June 30, 2023 were $112,576 and $216,148, respectively (three and six months ended June 30, 2022 – nil and nil, respectively).

During the three and six months ended June 30, 2023, the Company repaid $52,256 and $104,513 of the shareholder loans, respectively (three and six months ended June 30, 2022 – nil and nil, respectively).

12.	Other payables:

(a)	Lender warrants:

	June 30,	December 31,
	2023	2022
Lender warrants	$–	$6,567

As consideration for providing the Oxford Credit Facility, the Company issued 51,307 common share purchase warrants to Oxford, each exercisable for one common share of the Company at an exercise price of C$11.20 per common share, expiring on December 31, 2025.

As the exercise price is denoted in a different currency than the Company’s functional currency, the Oxford lender warrants are recorded as a financial liability on the condensed interim consolidated balance sheets. As at June 30, 2023, the value of the Oxford lender warrants was nil (December 31, 2022 – $6,567).

The change in fair value of the Oxford lender warrants during the three and six months ended June 30, 2023 was a decrease of nil and $6,567, respectively (three and six months ended June 30, 2022 – decrease of $33,554 and $43,098, respectively) and was recorded in corporate, general and administrative expenses.

(b)	Deferred share units:

	June 30,	December 31,
	2023	2022
Deferred share units	$455,207	$578,061

Greenbrook TMS Inc.

Notes to Condensed Interim Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise stated)

Three and six months ended June 30, 2023 and 2022

(Unaudited)

12.	Other payables (continued):

On May 6, 2021, the Company adopted a deferred share unit plan (the “DSU Plan”) for non-employee directors (each, a “Non-Employee Director”). Each Non-Employee Director is required to take at least 50% of their annual retainer (other than annual committee Chair retainers) in deferred share units (“DSUs”) and may elect to take additional amounts in the form of DSUs. Discretionary DSUs may also be granted to Non-Employee Directors under the DSU Plan. The DSUs granted vest immediately.

Following a Non-Employee Director ceasing to hold all positions with the Company, the Non-Employee Director will receive a payment in cash at the fair market value of the common shares represented by the Non-Employee Director’s DSUs generally within ten days of the Non-Employee Director’s elected redemption date.

As the DSUs are cash-settled, the DSUs are recorded as cash-settled share-based payments and a financial liability has been recognized on the condensed interim consolidated balance sheets. During the three and six months ended June 30, 2023, 405,217 and 405,217 DSUs were granted, respectively (three and six months ended June 30, 2022 – 129,173 and 129,173, respectively). As at June 30, 2023, the value of the financial liability attributable to the DSUs was $455,207 (December 31, 2022 – $578,061). For the three and six months ended June 30, 2023, the Company recognized an expense of $176,337 and a recovery of $122,854, respectively (three and six months ended June 30, 2022 – expense of $49,905 and $27,544, respectively) in corporate, general and administrative expenses related to the DSUs.

(c)	Performance share units:

	June 30,	December 31,
	2023	2022
Performance share units	$2,512	$44,753

On May 6, 2021, the Company’s Equity Incentive Plan was amended and restated to permit the Company to grant performance share units (“PSUs”) and restricted share units (“RSUs”), in addition to stock options. Under the Equity Incentive Plan, the Company pays equity instruments of the Company, or a cash payment equal to the fair market value thereof, as consideration in exchange for employee and similar services provided to the Company. The Equity Incentive Plan is open to employees, directors, officers and consultants of the Company and its affiliates; however, Non-Employee Directors are not entitled to receive grants of PSUs.

Greenbrook TMS Inc.

Notes to Condensed Interim Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise stated)

Three and six months ended June 30, 2023 and 2022

(Unaudited)

12.	Other payables (continued):

On August 5, 2021, 38,647 PSUs were granted under the Equity Incentive Plan. The performance period in respect of this award is August 5, 2021 to December 31, 2023. The PSUs will vest on December 31, 2023 (the “Vesting Date”) subject to the attainment of certain performance vesting conditions. Subject to all terms and conditions of the Equity Incentive Plan and the terms of the grant agreement, any vested and outstanding PSUs will be settled following the Vesting Date and, in any event, no later than March 15, 2024. Pursuant to the grant agreement, upon satisfaction of the performance vesting conditions, the PSUs will be settled in cash.

Based on future projections with respect to the performance vesting conditions of the PSUs, the Company estimates that 3,865 PSUs will vest on the Vesting Date (December 31, 2022 – 23,188).

As at June 30, 2023, the value of the financial liability attributable to the PSUs is $2,512 (December 31, 2022 – $44,753).

As at June 30, 2023, the Company has not issued any RSUs under the Equity Incentive Plan (December 31, 2022 – nil).

13.	Deferred and contingent consideration:

	June 30,	December 31,
	2023	2022
Deferred and contingent consideration	$1,000,000	$1,000,000

The deferred and contingent consideration payable balance related to the acquisition of Achieve TMS East, LLC and Achieve TMS Central, LLC (the “Achieve TMS East/Central Acquisition”) as at December 31, 2021 was $1,250,000, made up of an estimated nil earn-out payable and $1,250,000 in restricted cash that was held in an escrow account, subject to finalization of the escrow conditions. During the year ended December 31, 2022, $250,000 of the restricted cash held in escrow was released to the vendors in accordance with the terms of the agreement.

Greenbrook TMS Inc.

Notes to Condensed Interim Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise stated)

Three and six months ended June 30, 2023 and 2022

(Unaudited)

13.	Deferred and contingent consideration (continued):

As at June 30, 2023, the deferred and contingent consideration in relation to the of Achieve TMS East/Central Acquisition was $1,000,000 (December 31, 2022 – $1,000,000).

14.	Common shares:

The Company is authorized to issue an unlimited number of common shares and an unlimited number of preferred shares, issuable in series. As at June 30, 2023 and December 31, 2022, there were nil preferred shares issued and outstanding.

		Total
	Number	amount
December 31, 2022	29,436,545	$114,120,362
Issuance of common shares – Private Placement	11,363,635	6,139,262
June 30, 2023	40,800,180	$120,259,624

On March 23, 2023, the Company completed the Private Placement. Pursuant to the Private Placement, an aggregate of 11,363,635 common shares were issued at a price of $0.55 per common share, for aggregate gross proceeds to the Company of $6,250,000. The Company incurred financing costs of $110,738 which were recorded as a reduction in equity. The Private Placement included investments by Madryn, together with certain of the Company’s other major shareholders, including Greybrook Health and affiliates of MSS. In connection with the Private Placement, Greybrook Health, Madryn and MSS each received customary resale, demand and “piggy-back” registration rights pursuant to a registration rights agreement entered into among the parties on closing of the Private Placement. See also note 25.

15.	Contributed surplus:

Contributed surplus is comprised of share-based compensation and lender warrants.

(a)	Share-based compensation - options

Stock options granted under the Equity Incentive Plan are equity-settled. The fair value of the grant of the options is recognized as an expense in the condensed interim consolidated statements of comprehensive loss. The total amount to be expensed is determined by the fair value of the options granted. The total expense is recognized over the vesting period which is the period over which all of the service vesting conditions are satisfied. The vesting period is determined at the discretion of the Board and has ranged from immediate vesting to over three years.

Greenbrook TMS Inc.

Notes to Condensed Interim Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise stated)

Three and six months ended June 30, 2023 and 2022

(Unaudited)

15.	Contributed surplus (continued):

The maximum number of common shares reserved for issuance, in the aggregate, under the Equity Incentive Plan is 10% of the aggregate number of common shares outstanding, provided that the maximum number of RSUs and PSUs shall not exceed 5% of the aggregate number of common shares outstanding. As at June 30, 2023, this represented 4,080,018 common shares (December 31, 2022 – 2,943,655).

As at June 30, 2023, 1,702,500 stock options are outstanding (December 31, 2022 – 764,667). The stock options have an expiry date of ten years from the applicable date of issue. The Company has not issued any RSUs or equity-settled PSUs under the Equity Incentive Plan.

	June 30, 2023		December 31, 2022
		Weighted		Weighted
	Number	average	Number	average
	of stock	exercise	of stock	exercise
	options	price	options	price
Outstanding, beginning of period	764,667	$8.15	897,500	$8.66
Granted	980,000	0.75	–	–
Forfeited	(42,167)	(8.57)	(132,833)	(11.59)
Outstanding, end of period	1,702,500	$3.88	764,667	$8.15

The weighted average contractual life of the outstanding options as at June 30, 2023 was 7.7 years (December 31, 2022 – 4.8 years).

The total number of stock options exercisable as at June 30, 2023 was 1,174,167 (December 31, 2022 – 642,466).

During the three and six months ended June 30, 2023, the Company recorded a total share-based options compensation expense of $513,782 and $576,730, respectively (three and six months ended June 30, 2022 – $63,882 and $313,204, respectively).

Greenbrook TMS Inc.

Notes to Condensed Interim Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise stated)

Three and six months ended June 30, 2023 and 2022

(Unaudited)

15.	Contributed surplus (continued):

The following stock options were granted during the six months ended June 30, 2023:

(i)	On May 15, 2023, 980,000 stock options were granted at an estimated fair value of $0.66 per option using the Black-Scholes option pricing model based on the following assumptions: volatility of 93.09%; remaining life of ten years; expected dividend yield of 0%; forfeiture rate of 6.89% and an annual risk-free interest rate of 3.47%.

As at June 30, 2023, the total compensation cost not yet recognized related to options granted is approximately $333,856 (December 31, 2022 – $190,536) and will be recognized over the remaining average vesting period of 1.27 years (December 31, 2022 – 0.69 years).

(b)	Lender Warrants

As consideration for the purchase of the Greybrook Health promissory note issued on February 28, 2023, the Company issued 135,870 common share purchase warrants to Greybrook Health. Each Greybrook lender warrant will be exercisable for one Common Share at an exercise price of $1.84, subject to customary anti-dilution adjustments. The Greybrook lender warrants will expire five years from the date of issuance. Per ASC 815, the Greybrook lender warrants meet the applicable criteria to qualify for equity classification and therefore are included in contributed surplus.

The fair value of the Greybrook lender warrants was estimated to be $0.47 per warrant using the Black-Scholes option pricing model based on the following assumptions: volatility of 48.86% calculated based on a comparable company; remaining life of 5.0 years; expected dividend yield of 0%; forfeiture rate of 0% and an annual risk-free interest rate of 4.18%.

16.	Contingencies:

The Company may be involved in certain legal matters arising from time to time in the normal course of business. The Company records provisions that reflect management’s best estimate of any potential liability relating to these matters. The resolution of these matters is not expected to have a material adverse effect on the Company’s financial position, results of operations or cash flows.

Greenbrook TMS Inc.

Notes to Condensed Interim Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise stated)

Three and six months ended June 30, 2023 and 2022

(Unaudited)

17.	Pensions:

The Company has adopted a defined contribution pension plan for its employees whereby the Company matches contributions made by participating employees up to a maximum of 3.5% of such employees’ annual salaries. During the three and six months ended June 30, 2023, contributions, which were recorded as expenses within direct center and patient care costs, other regional and center support costs and corporate, general and administrative expenses, amounted to $180,145 and $375,909 (three and six months ended June 30, 2022 – $137,010 and $255,427, respectively).

18.	Income taxes:

During the six months ended June 30, 2023, there were no significant changes to the Company’s tax position.

19.	Risk management arising from financial instruments:

In the normal course of business, the Company is exposed to risks related to financial instruments that can affect its operating performance. These risks, and the actions taken to manage them, are as follows:

(a)	Fair value:

The Company has Level 1 financial instruments which consists of cash, restricted cash, accounts receivable and accounts payable and accrued liabilities which approximate their fair value given their short-term nature. The Company also has lender warrants, DSUs and PSUs that are considered Level 2 financial instruments (see note 12). The Company has deferred and contingent consideration (note 13) that are considered Level 3 financial instruments.

The carrying value of the loans payable, shareholder loans and finance lease obligations approximates their fair value given the difference between the discount rates used to recognize the liabilities in the condensed interim consolidated balance sheets and the market rates of interest is insignificant.

Financial instruments are classified into one of the following categories: financial assets or financial liabilities.

Greenbrook TMS Inc.

Notes to Condensed Interim Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise stated)

Three and six months ended June 30, 2023 and 2022

(Unaudited)

19.	Risk management arising from financial instruments (continued):

(b)	Credit risk:

Credit risk arises from the potential that a counterparty will fail to perform its obligations. The Company is exposed to credit risk from patients and third-party payors including federal and state agencies (under the Medicare programs), managed care health plans and commercial insurance companies. The Company’s exposure to credit risk is mitigated in large part due to the majority of the accounts receivable balance being receivable from large, creditworthy medical insurance companies and government-backed health plans.

The Company’s aging schedule in respect of its accounts receivable balance as at June 30, 2023 and December 31, 2022 is provided below:

Days since service delivered	June 30, 2023	December 31, 2022
0-90	$5,041,920	$6,163,429
91-180	944,353	884,061
181-270	330,962	257,187
270+	65,717	44,169
Total accounts receivable	$6,382,952	$7,348,846

Based on the Company’s industry, none of the accounts receivable in the table above are considered “past due”. Furthermore, the payors have the ability and intent to pay, but price lists for the Company’s services are subject to the discretion of payors. As such, the timing of collections is not linked to increased credit risk. The Company continues to collect on services rendered in excess of 24 months from the date such services were rendered.

(c)	Liquidity risk:

Liquidity risk is the risk that the Company may encounter difficulty in raising funds to meet its financial commitments or can only do so at excessive cost. The Company ensures there is sufficient liquidity to meet its short-term business requirements, taking into account its anticipated cash flows from operations, its holdings of cash and its ability to raise capital from existing or new investors and/or lenders (see note 2(a)).

Greenbrook TMS Inc.

Notes to Condensed Interim Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise stated)

Three and six months ended June 30, 2023 and 2022

(Unaudited)

19.	Risk management arising from financial instruments (continued):

(d)	Currency risk:

Currency risk is the risk to the Company’s earnings that arises from fluctuations in foreign exchange rates and the degree of volatility of those rates. The Company has minimal exposure to currency risk as substantially all of the Company’s revenue, expenses, assets and liabilities are denominated in U.S. dollars. The Company pays certain vendors and payroll costs in Canadian dollars from time to time, but due to the limited size and nature of these payments it does not give rise to significant currency risk.

(e)	Interest rate risk:

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is exposed to changes in interest rates on its cash and long-term debt. Certain loans payable and shareholder loans (see note 10 and note 11) bear interest at a rate equal to the 3-month Term Secured Overnight Financing Rate plus 9.1% or at a rate equal to the 3-month Term Secured Overnight Financing Rate plus 7.65%. A 1% increase in interest rates would result in a $2,778,392 increase to interest expense on the condensed interim consolidated statements of comprehensive loss over the term of the loans payable and shareholder loans.

20.	Capital management:

The Company’s objective is to maintain a capital structure that supports its long-term growth strategy, maintains creditor and customer confidence, and maximizes shareholder value.

The capital structure of the Company consists of its shareholders’ equity, including contributed surplus and deficit, as well as loans payable.

The Company’s primary uses of capital are to finance operations, finance new center start-up costs, increase non-cash working capital, capital expenditures and finance service debt obligations. The Company’s objectives when managing capital are to ensure the Company will continue to have enough liquidity so it can provide its services to its customers and returns to its shareholders. The Company, as part of its annual budgeting process and on an ongoing basis, periodically evaluates its estimated cash requirements to fund working capital requirements of existing operations. Based on this and taking into account its anticipated cash flows from operations and its holdings of cash, the Company validates whether it has the sufficient capital or needs to obtain additional capital.

Greenbrook TMS Inc.

Notes to Condensed Interim Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise stated)

Three and six months ended June 30, 2023 and 2022

(Unaudited)

21.	Related party transactions:

(a) Transactions with significant shareholder – Greybrook Health

As at June 30, 2023, $1,897 is included in accounts payable and accrued liabilities for amounts payable for management services rendered and other overhead costs incurred by Greybrook Health in the ordinary course of business (December 31, 2022 – nil). These amounts were recorded at their exchange amount, being the amount agreed to by the parties.

During the three and six months ended June 30, 2023, the Company recognized $1,667 and $3,223 in corporate, general and administrative expenses (three and six months ended June 30, 2022 – $6 and $328, respectively) related to transactions with Greybrook Health.

(b)	Loan from shareholder – Greybrook Health

On February 3, 2023 and February 28, 2023, the Company received loans from and issued promissory notes to Greybrook Health, who is a significant shareholder of the Company. The promissory notes for the loans total $1,437,604 and bear interest at a rate consistent with the Madryn Credit Facility and mature on the earlier of September 30, 2027, at the election of Greybrook Health upon a change of control, upon the occurrence of an event of default and acceleration by Greybrook Health, or the date on which the loans under the Madryn Credit Facility are repaid. In conjunction with the issuance of the unsecured notes to Greybrook Health, the Company granted Greybrook Health an option to convert up to $1,000,000 of the outstanding principal amount of the Greybrook Health promissory notes held by Greybrook Health into common shares of the Company at a conversion price per share equal to 85.0% of the volume-weighted average trading price of the common shares of the Company on the Nasdaq for the five trading days immediately preceding the date of conversion, subject to customary anti-dilution adjustments and conversion limitations required by Nasdaq. As additional consideration for the Greybrook Health promissory note issued on February 28, 2023, the Company issued 135,870 common share purchase warrants to Greybrook Health, each exercisable for one common share of the Company at an exercise price of $1.84 per common share, subject to customary anti-dilution adjustments, expiring on February 28, 2028. See note 11(b) and note 12(a).

During the three and six months ended June 30, 2023, the Company recognized $51,889 and $74,029 in interest expense (three and six months ended June 30, 2022 – nil and nil, respectively) related to the Greybrook Health promissory notes.

Greenbrook TMS Inc.

Notes to Condensed Interim Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise stated)

Three and six months ended June 30, 2023 and 2022

(Unaudited)

21.	Related party transactions (continued):

(c)	Transactions with the significant shareholder – Benjamin Klein

During the three and six months ended June 30, 2023, the Company recognized $58,042 and $152,257 in corporate, general and administrative expenses (three and six months ended June 30, 2022 – nil and nil, respectively) for amounts payable for employment services rendered and other related costs incurred by Benjamin Klein in the ordinary course of business.

As at June 30, 2023 nil is included in accounts payable and accrued liabilities for amounts payable for travel expenses and other related costs incurred by Benjamin Klein in the ordinary course of business.

(d)	Loan from significant shareholder – Benjamin Klein

On July 14, 2022, in connection with the Success TMS Acquisition, the Company assumed the obligation to repay a promissory note to Benjamin Klein, who is a significant shareholder and director of the Company. The promissory note totals $2,090,264 and bears interest at a rate of 10% per annum and matures on May 1, 2024. The carrying amount of the promissory note to Benjamin Klein as at June 30, 2023 is $2,124,584 (December 31, 2022 – 2,112,438). See note 11(a).

During the three and six months ended June 30, 2023, the Company recognized $64,425 and $127,310 in interest expense (three and six months ended June 30, 2022 – nil and nil, respectively) related to this promissory note.

(e)	Loans from shareholders and officers

On February 3, 2023, the Company received loans from and issued promissory notes to shareholders and officers of the Company. The promissory notes for the loans total $312,396 and bear interest at a rate consistent with the Madryn Credit Facility and mature on the earlier of September 30, 2027, at the election of the noteholders upon a change of control, upon the occurrence of an event of default and acceleration by the noteholders, or the date on which the loans under the Madryn Credit Facility are repaid. The carrying amount of the promissory notes issued to shareholders and officers as at June 30, 2023 is $302,499 (December 31, 2022 – nil). See note 10(a) and note 11(b).

Greenbrook TMS Inc.

Notes to Condensed Interim Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise stated)

Three and six months ended June 30, 2023 and 2022

(Unaudited)

21.	Related party transactions (continued):

During the three and six months ended June 30, 2023, the Company recognized $11,354 and $18,331 in interest expense (three and six months ended June 30, 2022 – nil and nil, respectively) related to these promissory notes.

(f)	Loan from significant shareholder – Madryn

On July 14, 2022, the Company entered into a credit agreement in respect of the Madryn Credit Facility, which was subsequently amended during the six months ended June 30, 2023, for a total principal balance of $62,000,000. Pursuant to the Private Placement completed on March 23, 2023, Madryn is now a significant shareholder of the Company. See note 10(a), note 14 and note 25.

During the three and six months ended June 30, 2023, the Company recognized $2,378,747 and $4,627,386 in interest expense, respectively (three and six months ended June 30, 2022 – nil and nil, respectively) related to the Madryn Credit Facility.

22.	Basic and diluted loss per share:

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2023	2022	2023	2022
Net loss attributable to the shareholders of Greenbrook TMS	$(12,742,274)	$(7,095,079)	$(23,333,584)	$(14,666,933)
Weighted average common shares outstanding:
Basic and diluted	40,800,180	17,801,885	35,594,492	17,801,885
Loss per share:
Basic and diluted	$(0.31)	$(0.40)	$(0.66)	$(0.82)

Greenbrook TMS Inc.

Notes to Condensed Interim Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise stated)

Three and six months ended June 30, 2023 and 2022

(Unaudited)

22.	Basic and diluted loss per share (continued):

For the three and six months ended June 30, 2023, the effect of 1,702,500 options (June 30, 2022 – 876,833) and 187,177 lender warrants (June 30, 2022 – 51,307) have been excluded from the diluted loss per share calculation because this effect would be anti-dilutive.

23.	Non-controlling interest:

As a result of operating agreements with non-wholly owned entities, the Company has control over these entities under U.S. GAAP, as the Company has power over all significant decisions made by these entities and thus 100% of the financial results of these subsidiaries are included in the Company’s consolidated financial results.

On February 27, 2023, the Company acquired a portion of the non-controlling ownership interest in Greenbrook TMS Connecticut LLC for the release of liabilities and losses. As at June 30, 2023, the Company has an ownership interest of 100% of Greenbrook TMS Connecticut LLC.

The following table summarizes the aggregate financial information for the Company’s non-wholly owned entities as at June 30, 2023 and December 31, 2022:

	June 30,	December 31,
	2023	2022
Cash	$406,389	$580,057
Accounts receivable, net	2,414,916	2,087,763
Prepaid expenses and other	622,250	483,082
Property, plant and equipment	872,565	1,085,006
Finance right-of-use assets	1,331,686	2,349,699
Operating right-of-use assets	6,985,340	7,566,048
Accounts payable and accrued liabilities	2,223,473	1,666,756
Finance lease liabilities	1,111,413	2,089,999
Operating lease liabilities	7,373,887	7,918,347
Loans payable	15,019,815	15,066,552
Shareholder’s deficit attributable to the shareholders of Greenbrook TMS	(8,734,687)	(9,812,872)
Shareholder’s deficit attributable to non-controlling interest	(5,801,199)	(3,282,610)
Distributions paid to non-controlling interest	–	(320,250)
Partnership buyout	118,052	(496,659)
Historical subsidiary investment by non-controlling interest	1,322,392	1,322,392

Greenbrook TMS Inc.

Notes to Condensed Interim Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise stated)

Three and six months ended June 30, 2023 and 2022

(Unaudited)

23.	Non-controlling interest (continued):

The following table summarizes the aggregate financial information for the Company’s non-wholly owned entities for the three and six months ended June 30, 2023 and June 30, 2022:

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2023	2022	2023	2022
Revenue	$6,498,156	$6,753,595	$12,911,943	$12,717,037
Net loss attributable to the shareholders of Greenbrook TMS	(492,842)	(731,700)	(1,042,203)	(1,746,119)
Net loss attributable to non-controlling interest	(114,724)	56,449	(183,550)	(60,037)

24.	Expenses by nature:

The components of the Company’s other regional and center support costs include the following:

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2023	2022	2023	2022
Salaries and bonuses	$4,107,321	$3,361,426	$8,772,966	$6,836,977
Marketing expenses	403,548	1,687,736	816,601	3,404,900
Total	$4,510,869	$5,049,162	$9,589,567	$10,241,877

Greenbrook TMS Inc.

Notes to Condensed Interim Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise stated)

Three and six months ended June 30, 2023 and 2022

(Unaudited)

24.	Expenses by nature (continued):

The components of the Company’s corporate, general and administrative expenses include the following:

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2023	2022	2023	2022
Salaries and bonuses	$4,109,639	$3,437,683	$8,250,728	$7,055,544
Professional and legal fees	1,577,808	1,131,377	2,627,313	1,784,738
Computer supplies and software	656,060	502,050	1,432,020	871,383
Marketing expenses	25,945	89,617	31,267	224,570
Financing costs	–	–	235,094	–
Restructuring expense	162,029	–	463,868	–
Insurance	149,325	249,107	362,778	428,819
Credit facility amendment fee (note 10(a))	1,000,000	–	1,000,000	–
Other	459,684	202,783	1,015,993	371,181
Total	$8,140,490	$5,612,617	$15,419,061	$10,736,235

On March 6, 2023, the Company announced that it is embarking on a comprehensive restructuring plan (the “Restructuring Plan”) that aims to strengthen the Company by leveraging its scale to further reduce complexity, streamlining its operating model and driving operational efficiencies to achieve profitability.

As part of this Restructuring Plan, the Company is decreasing its operating footprint. The remaining Treatment Centers will continue clinical TMS offerings and a select and growing number of Treatment Centers will continue offering Spravato® (esketamine nasal spray) therapy.

During the three and six months ended June 30, 2023, the Company recognized restructuring expenses of $162,029 and $463,868, respectively, in corporate, general and administrative expenses related to the Restructuring Plan (three and six months ended June 30, 2022 – nil and nil, respectively).

25.	Subsequent events:

(a)	Alumni Purchase Agreement

On July 13, 2023, the Company entered into the Alumni Purchase Agreement with Alumni, pursuant to which Alumni has agreed to provide equity line financing for sales from time to time of up to $4,458,156 of common shares (the “Maximum Commitment Amount”). The common shares will be issued from time to time (the “Purchase Shares”) in connection with the delivery of purchase notices delivered by the Company to Alumni, at variable prices set forth therein, in accordance with the terms of the Alumni Purchase Agreement. Each individual sale of Purchase Shares will be limited to no more than the number of common shares that would result in the direct or indirect beneficial ownership by Alumni of more than 9.99% of the then-outstanding common shares.

Greenbrook TMS Inc.

Notes to Condensed Interim Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise stated)

Three and six months ended June 30, 2023 and 2022

(Unaudited)

25.	Subsequent events (continued):

In exchange for Alumni entering into the Alumni Purchase Agreement, the Company issued 212,293 common shares to Alumni (the “Commitment Shares” and together with the Purchase Shares, the “Offered Shares”). The Alumni Purchase Agreement expires upon the earlier of the aggregate offering amount of Offered Shares meeting the Maximum Commitment Amount or December 31, 2023. Subsequent to June 30, 2023, the Company has issued to date an aggregate of 1,461,538 Purchase Shares for aggregate gross proceeds to the Company of $403,024.

(b)	Madryn Debt Financing

On August 1, 2023, the Company entered into an amendment to the Madryn Credit Facility, whereby certain affiliates of Madryn have extended an additional tranche of debt financing in an aggregate principal amount of $2,000,000. The terms and conditions of the loan are consistent with the Madryn Credit Facility in all material respects. The additional tranche provides Madryn with the option to convert up to an additional $182,000 of the outstanding principal amount into common shares of the Company at a price per share equal to $1.90, subject to customary anti-dilution adjustments. This conversion feature corresponds to the conversion provisions for its Existing Loan, which provide Madryn with the option to convert a portion of the outstanding principal amount of the Existing Loan into common shares at a price per share equal to $1.90.

The amendment to the Madryn Credit Facility also provides that the entire amount of the interest payment due on June 30, 2023, which was previously deferred under prior amendments to the Madryn Credit Facility, will be paid in-kind and be added to the outstanding principal amount of the Existing Loan. The amendment also extends the period during which the Company’s minimum liquidity covenant is reduced from $3,000,000 to $300,000 to August 15, 2023.

Greenbrook TMS Inc.

Notes to Condensed Interim Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise stated)

Three and six months ended June 30, 2023 and 2022

(Unaudited)

25.	Subsequent events (continued):

(c)	Greybrook Health Debt Financing

On August 1, 2023, the Company entered into a note purchase agreement with Greybrook Health, whereby the Company has issued and sold $1,000,000 aggregate principal amount of an unsecured note to Greybrook Health, which bears interest consistent with the Madryn Credit Facility, matures on September 30, 2027 and is subordinated to the Madryn Credit Facility.

As additional consideration for entering into the note purchase agreement, the Company issued 250,000 common share purchase warrants to Greybrook Health. Each warrant will be exercisable for one common share of the Company at an exercise price equal to (a) if the common shares are listed on the Nasdaq or any other trading market at the time of exercise, 85.0% of the volume-weighted average trading price of the common shares on the Nasdaq (or, if not listed on Nasdaq, then such other trading market on which the common shares are principally traded, based upon daily share volume) for the five trading days immediately preceding the exercise date, or (b) if the common shares are not listed on any trading market at the time of exercise, a per share price based on fair market value, as determined by the Board, in each case subject to customary anti-dilution adjustments. The warrants will expire five years from the date of issuance.